EXHIBIT 21.0
Subsidiaries of Registrant
All subsidiaries are wholly owned unless otherwise stated below:
2 Quaker Road, Inc., a New York Corporation

2 Quaker Road, LLC, a Delaware Limited Liability Company

265 Livingston Street Corp., a New Jersey Corporation

Barr Distribution Company, a Delaware Corporation

Barr Laboratories, Inc., a Delaware Corporation

Barr Ventures, LLC. a Delaware Limited Liability Company

BMI, Inc., a Delaware Corporation

BRL, Inc., a Delaware Corporation

Duramed Pharmaceuticals, Inc., a Delaware Corporation

Duramed Pharmaceutical Sales Corp., a Delaware Corporation

Duramed Research, Inc., a Delaware Corporation

Women’s Capital Corp., a Delaware Corporation

Copper 380T LLC, a Delaware Limited Liability Company

Barr Laboratories Europe B.V.

Barr International Services, Inc

Barr East Hanover Services, Inc
PLIVA d.d., Zagreb, Croatia
PLIVA HRVATSKA d.o.o., Zagreb, Croatia
•	PLIVA s.r.o., Bratislava, Slovakia
PLIVA — ISTRAŽIVANJE I RAZVOJ d.o.o., Zagreb, Croatia
VETERINA d.o.o., Kalinovica, Croatia
•	VETERINA POLSKA Sp. z.o.o., Krakow, Poland

•	VETERINA PLUS, d.o.o., Ljubljana, Slovenia
PLIVA ZDRAVLJE d.o.o., Zagreb, Croatia
PLIVA ESOP d.o.o., Zagreb, Croatia
PHARMAING d.o.o., Zagreb, Croatia
PUNCTUM STUDIO d.o.o., Zagreb, Croatia
GLOBALNI POSLOVNI SERVISI-IT d.o.o., Zagreb, Croatia
PLIVA London Ltd., Petersfield, UK
PLIVA USA INCORPORATED, New York, USA
PLIVA Ljubljana d.o.o., Ljubljana, Slovenia
PLIVA Sarajevo d.o.o., Sarajevo, Bosnia and Herzegovina
PLIVA Skopje d.o.o.e.l., Skopje, The Former Yugoslav Republic of Macedonia
PLIVA RUS Ltd., Moscow, Russian Federation
PLIVA Pharma UK Ltd, Petersfield, UK
•	PLIVA Pharma Ltd., Petersfield, UK
PLIVA Pharma Holding B.V., Amsterdam, Netherlands
•	PLIVA Pharma S.p.A., Milan, Italy

•	PLIVA Pharma SAS, Paris, France

•	PLIVA Pharma Iberia S.A., Madrid, Spain
•	Laboratories Edigen, S.A., Madrid, Spain
•	Uso Rational. S.A., Madrid, Spain

•	PLIVA Pharma GmbH, Mannheim-Feudenheim, Germany

•	PLIVA Finance B.V., Amsterdam, Netherlands

•	PLIVA-Lachema a.s., Brno, Czech Republic (96.93%)

•	LACHEMA s.r.o., Brno, Czech Republic

•	PLIVA-LACHEMA Diagnostika s.r.o., Brno, Czech Republic
•	Lachema International, Puscino, Russian Federation (80%),

•	PLIVA s.r.o., Prague, Czech Republic
•	AWD.pharma Beteiligungs-GmbH, Dresden, Germany

•	AWD.pharma GmbH & Co.KG, Dresden, Germany
•	AWD PHARMA Sp.z.o.o., Warsaw, Poland

•	ACCEDO Arzneimittel GmbH, Dresden, Germany

•	AWD.pharma Spol. s.r.o. v likvidacii, Bratislava, Slovakia
•	SIA PLIVA, Riga, Latvia
•	UAB PLIVA, Vilnius, Lithuania
•	PLIVA Hungaria Kft., Budapest, Hungary

•	PLIVA KRAKOW S.A., Krakow, Poland (96,79%)
•	PLIVA Research India Private Ltd., Goa, India
Pharmazug AG, Zug, Switzerland
•	PLIVA International AG, Zug, Switzerland

•	EUROPHARMA d.o.o., Zagreb, Croatia
PLIVA Global Finance AG, Zug, Switzerland
•	PAM Kft., Szombathely, Hungary
•	PROPERTY ASSET MANAGEMENT USA Inc, New York, USA
•	PLIVA Inc., East Hanover, USA
•	Odyssey Pharmaceuticals Inc., Delaware, USA

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